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                                    EXHIBIT B
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                            Form of Right Certificate



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                            FORM OF RIGHT CERTIFICATE
                            -------------------------

Certificate No. R-_______                                        ________ Rights

     NOT EXERCISABLE AFTER JULY 1, 2008, OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE COMPANY AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT.) ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY SHALL BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(f) OF THE RIGHTS AGREEMENT.]*

                                RIGHT CERTIFICATE
                                -----------------

                               DRUG EMPORIUM, INC.

         This certifies that _____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement dated as of June 30, 1998, as from time to time amended or supplemented (the "Rights Agreement"), between Drug Emporium, Inc., a Delaware corporation (the "Company"), and The Huntington National Bank, a national banking association organized under the laws of the United States (the "Rights Agent") to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Columbus, Ohio time) on July 1, 2008 (the "Final Expiration Date") unless earlier redeemed or exchanged by the Company, at the office of the Rights Agent designated for such purpose, or at the office of its successors as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series A Preferred Stock, $1 par value (the "Preferred Shares"), of the Company, at a purchase price of $15 per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of Preferred Shares which may be purchased upon exercise thereof) set forth above and the Purchase Price set forth above, are the number and Purchase Price as of __________, based on the Preferred Shares as constituted at such date and may be adjusted in accordance with the provisions of the Rights Agreement.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Affiliate or Associate who becomes a transferee after the

------------------

* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

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Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of one one-hundredth of a Preferred Share or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of Drug Emporium, Inc. and the above-mentioned offices of the Rights Agent and are also available upon written request to the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredth of a Preferred Share or other securities as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. The Rights evidenced by this Right Certificate may be transferred, in whole or in part, upon surrender of this Right Certificate at the principal office or offices of the Rights Agent designated for such purpose, with the Form of Assignment and related Certificate duly executed. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate generally may be redeemed by the Company at its option at a redemption price of $.01 per Right (subject to adjustment as provided in the Rights Agreement) payable in cash. The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred and eighty (180) days following a change in a majority of the Board of Directors as a result of a proxy contest.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or



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other distribution or exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of __________________, _____.


ATTEST:                                          DRUG EMPORIUM, INC.

_____________________________________________    By:____________________________
Secretary                                           President


Countersigned:

The Huntington National Bank, as Rights Agent

By:__________________________________________
   Authorized Signature



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                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates.)

FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

________________________________________________________________________________
                 (Please print name and address of transferee.)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________, _____
                                      ____________________________________
                                      Signature
Signature Medallion Guaranteed:


______________________________________


The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.

________________________________________________________________________________

                         (To be completed if applicable)

                                   CERTIFICATE
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

1. this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

2. after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ____________________, _____           ___________________________________
                                                  Signature

Signature Medallion Guaranteed:

__________________________________________



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The signature(s) should be guaranteed by an eligible guarantor institution
(banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.



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                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise the Right Certificate.)

To:  Drug Emporium, Inc.

         The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such Preferred Shares (or such other securities) be issued in the name of:

Please insert social security or other identifying number_______________________

________________________________________________________________________________
                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number_______________________

________________________________________________________________________________
                         (Please print name and address)

Dated:______________________, _____

                                    ____________________________________________
                                    Signature

Signature Medallion Guaranteed:

______________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.

________________________________________________________________________________

                        (To be completed if applicable.)

                                   CERTIFICATE
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:



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1.   the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

2. after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:________________________, _____        ___________________________________
                                                  Signature

Signature Medallion Guaranteed:

____________________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to S.E.C. Rule 17Ad-15.

                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in ever particular, without alteration or enlargement or any change whatsoever.




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                                    EXHIBIT C
                                    ---------

                            Form of Summary of Rights




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                 SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES


DIVIDEND OF RIGHTS TO PURCHASE PREFERRED SHARES

         On May 11, 1988, the Board of Directors of Drug Emporium, Inc. (the "Company"), declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock, $.10 par value (the "Common Shares"), of the Company, subject to shareholder approval. On June 21, 1988, the shareholders of the Company approved such Rights to be issued pursuant to a Rights Agreement. The distribution was payable on July 1, 1988, to the shareholders of record on that date. Each right entitles the registered holder to purchase from the Company one one-hundredth of a share of a Series A Preferred Stock, $1 par value, of the Company (the "Preferred Shares") at a price of $15 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. On June 24, 1998, the Board determined it desirable and in the best interests of the Company and its stockholders for the Company to extend the benefits afforded by the Rights Agreement and to supplement and amend certain provisions of such Rights Agreement and to implement such supplements and amendments by executing the Agreement. The description and terms of the Rights are now set forth in the Amended and Restated Rights Agreement between the Company and The Huntington National Bank, as Rights Agent (the "Rights Agent").

DISTRIBUTION OF THE RIGHTS; RIGHT CERTIFICATES

         Until the Distribution Date (or earlier redemption or expiration of the Rights), which is defined below, the Rights will be evidenced, with respect to any of the Common Share certificates outstanding prior to the Distribution Date, by such Common Share certificates. Until the Distribution Date, (or earlier redemption or expiration of the rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date upon transfer, replacement or new issuance of Common Shares will be deemed to be issued with Rights and will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificate for Common Shares will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

DEFINITION OF DISTRIBUTION DATE

         "Distribution Date" shall mean the earlier to occur of (i) 10 days following the date of a public announcement that a person, together with persons affiliated or associated with it, has acquired beneficial ownership of 15% or more of the outstanding Common Shares, or (ii) 10 business days following the earlier of the commencement of, or the first public announcement of the intent to commence, a tender offer or exchange offer by a person other than the Company if, upon consummation of the offer, such person, together with persons affiliated or associated with it, would be the beneficial owner of 15% or more of the outstanding Common Shares.

EXERCISE AND EXPIRATION OF RIGHTS

         The Rights are not exercisable until the Distribution Date. The Rights will expire on July 1, 2008, unless earlier redeemed or exchanged by the Company as described below.


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ADJUSTMENT OF PURCHASE PRICE

         The Purchase Price payable, and the number and kind of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for Preferred Shares (or shares having the same rights, privileges and preferences as the shares of Preferred Stock) at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends out of net profits or surplus) or of subscription rights or warrants (other than those referred to above.)

         With certain exceptions, no adjustment in the Purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

EFFECT OF A TRIGGERING EVENT

         Any of the events described in the succeeding second and fourth paragraphs are defined as a "Triggering Event."

         "Acquiring Person" shall mean any person who or which, together with all persons affiliated or associated with it, shall be the beneficial owner of 15% or more of the Common Shares then outstanding, but shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan.

         In the event that a person, together with persons affiliated or associated with it, becomes an Acquiring Person, except as a result of repurchases of shares by the Company or certain inadvertent actions by shareholders, proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have the right to receive, upon exercise thereof, Common Shares (or, in certain circumstances as determined by the Company, other securities, cash, or other property) having a value of two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties and transferees) will be null and void. Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company, as set forth below.

         For example, at an exercise price of $15 per Right, each Right not owned by an Acquiring Person (or by certain related parties and transferees) following an event set forth in the preceding paragraph would entitle its holder to purchase $30 worth of Common Shares (or other


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consideration, as noted above) for $15. Assuming that the Common Shares had a per share value of $5 at such time, the holder of each valid Right would be entitled to purchase six Common Shares for $30.

         In the event that, at any time following the Shares Acquisition Date, which is defined below, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or is a party to a consolidation or merger in which the Company survives but the Common Shares are exchanged for securities of another person, or (ii) fifty percent (50%) or more of the Company's assets, cash flow or earning power is sold or transferred, proper provision shall be made so that each holder of a Right (other than Rights that theretofore become null and void as described in the second preceding paragraph) shall thereafter have the right to receive, upon exercise thereof, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

REDEMPTION OF THE RIGHTS

         At any time until the close of business on the tenth business day following the date of a public announcement that a person has become an Acquiring Person (the "Shares Acquisition Date"), the Company may redeem all, but not less than all, the then outstanding Rights at a redemption price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holder of Rights will be to receive the Redemption Price.

EXCHANGE OF THE RIGHTS

         At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Common Shares and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment.)

AMENDMENT OF THE RIGHTS AGREEMENT

         Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to (i) cure any ambiguity, (ii) shorten or lengthen any time period under the Rights Agreement, or (iii) make changes that will not adversely affect the interests of the holders of Rights; provided such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.

EXERCISE OF THE RIGHTS ENTITLES THE RIGHT HOLDER TO THE RIGHTS OF A SHAREHOLDER

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While

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the distribution of the Rights will not be taxable to shareholders or to the
Company, shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

COPY OF THE RIGHTS AGREEMENT AVAILABLE

         A copy of the Amended and Restated Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration on Form 8-A/A. A copy of the Rights Agreement will be available free of charge from the Company upon request. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.




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